CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Vanguard Quantitative Funds of our report dated January 26, 2023, relating to the financial statements and financial highlights, which appear in Vanguard Growth and Income Fund's Annual Report on Form N-CSR for the year ended September 30, 2022. We also consent to the references to us under the headings "Financial Statements", "Service Providers—Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/PricewaterhouseCoopers Philadelphia, Pennsylvania August 25, 2023